Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

ENDO PHARMACEUTICALS REPORTS SECOND QUARTER REVENUES

AND UPDATES FINANCIAL GUIDANCE, REFLECTING THE ACQUISITION

OF AMERICAN MEDICAL SYSTEMS

•	Total quarterly revenues of $608 million increase 53 percent versus prior year;

•	Reported quarterly diluted EPS of $0.44 versus $0.44 for prior year;

•	Adjusted diluted EPS of $1.05 reflecting growth of 30 percent from 2010;

•	Company increases 2011 revenue guidance to a range of $2.72 to $2.80 billion; and

•

Company increases 2011 adjusted diluted EPS guidance to a range of $4.55 to $4.65 and Reported or GAAP diluted EPS to a range $2.22 to $2.32 reflecting continued strong growth in core operations and the recent acquisition of American Medical Systems.

CHADDS FORD, Pa., Aug. 9, 2011— Endo Pharmaceuticals (Nasdaq: ENDP) today reported financial results for the second quarter of 2011.

Total revenues during the second quarter of 2011 increased 53 percent to $607.6 million, compared with $396.5 million in the same quarter of 2010. Net income for the three months ended June 30, 2011 was $54.6 million, compared with $51.5 million in the comparable 2010 period. As detailed in the supplemental financial information below, adjusted net income for the three months ended June 30, 2011, was $128.7 million, compared with $94.7 million in the same period in 2010. Reported diluted earnings per share for the quarter ended June 30, 2011 were $0.44 compared with $0.44 in the second quarter of 2010. Adjusted diluted earnings per share for the same period were $1.05 compared with $0.81 reported in 2010.

($ in thousands, except per share amounts)
	2nd Quarter			Six Months Ended June 30
	2011	2010	Change	2011	2010	Change
Total Revenues	$607,611	$396,524	53%	$1,167,637	$760,936	53%
Reported Net Income	54,583	51,460	6%	110,370	111,815	-1%
Reported Diluted EPS	0.44	0.44	0%	0.91	0.95	-4%
Adjusted Net Income	128,700	94,699	36%	248,878	181,881	37%
Adjusted Diluted EPS	1.05	$0.81	30%	2.04	$1.55	32%

“Endo had a strong second quarter, with record revenues and earnings in our legacy branded pharmaceuticals pain franchise, which had double-digit revenue growth year-over-year,” said Dave Holveck, president and CEO of Endo. “I remain very positive about the growth prospects of our new integrated business in branded pharmaceuticals, generics, and devices and services. I believe our strategy has positioned us well in the new healthcare environment to provide the right path to sustainable, long-term growth and to becoming one of our industry’s premier providers of comprehensive healthcare solutions.”

BRANDED PHARMACEUTICALS

Branded pharmaceutical sales of $398.3 million for the second quarter represented an increase of 8% versus the prior year. These results reflect strong commercial performance in our branded pain franchise where net sales grew 13% year-over-year, with a strong second quarter performance by OPANA® ER, and Voltaren® Gel. OPANA ER net sales grew 64% on prescription growth of 57%. Voltaren Gel net sales grew 39%. These are robust results for established brands that continue to produce cash flows that enable us to invest in our future growth.

GENERICS

Generic sales of $133.0 million for the second quarter represented an increase of 381% versus the prior year. Quarter-over-quarter, generic sales declined $1.4 million, primarily as a result of tornadoes in April near our facility in Huntsville, Alabama that created power outages and disrupted operations for approximately one week. At June 30, 2011, we are the fifth-largest US generics manufacturer as measured by the number of prescriptions filled. We continue to execute on our ANDA pipeline in multiple therapeutic areas with 49 ANDAs currently under active FDA review. We anticipate 14 ANDAs being filed in 2011 and expect to receive 14 product approvals in 2011, of which we have received 5 year-to-date.

DEVICES AND SERVICES

Our devices and services sales were $76.3 million for the second quarter and demonstrate our increased diversification. Revenues from our device and services segment include $26.8 million from our recent acquisition of American Medical Systems, (AMS), which furthers Endo’s evolution from a product-driven company to a healthcare solutions provider. We believe that AMS strengthens Endo’s core urology franchise, diversifies revenue and improves gross margin. The acquisition of AMS is immediately accretive to earnings on an adjusted basis and along with HealthTronics, supports Endo’s strategy to build scale in our devices and services segment. Additional details of net sales performance within Endo’s devices and services segment are located in the attached tables at the end of this press release.

2011 Financial Guidance

Endo’s estimates are based on actual results for the six months ended June 30, 2011 and management’s current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events. Our guidance takes into account that we closed our acquisition of American Medical Systems on June 20, 2011. The company’s guidance for reported (GAAP) earnings per share does not include any estimates for the potential future changes in the fair value of contingent consideration or for potential new corporate development transactions. For the full year ended December 31, 2011 Endo estimates:

•	Total revenue to be between $2.72 billion and $2.80 billion

•	Total Branded Pharmaceuticals segment revenue to be between $1.625 billion and $1.69 billion

•	Total Generics segment revenue to be between $550 million and $575 million

•	Total Device and Services segment revenue to be between $520 million and $550 million

•	Reported (GAAP) diluted earnings per share to be between $2.22 and $2.32

•	Adjusted diluted earnings per share to be between $4.55 and $4.65

The company’s 2011 guidance is based on certain assumptions including:

•	Adjusted gross margin of between 69% and 71%

•	Adjusted effective tax rate of approximately 28%

•	Weighted average number of common shares outstanding of 123 million shares for the year ended December 31, 2011; and

•	No generic competition for Voltaren Gel in 2011

Selected Operating Highlights

Opana® ER Complete Response

On June 23, 2011, Endo Pharmaceuticals announced that it received notification from the U.S. Food and Drug Administration (FDA) that Endo’s complete response to the FDA’s Jan. 7, 2011 Action Letter relating to Endo’s new drug application (NDA) for a new formulation of Opana ER has been accepted. The new formulation was developed in partnership with Grünenthal GmbH and is designed to provide some resistance to certain types of product manipulation. FDA has set a Prescription Drug User Fee Act (PDUFA) date of Dec. 13, 2011.

Completion of Acquisition of American Medical Systems

One June 17, 2011, Endo Pharmaceuticals acquired American Medical Systems, Inc. (AMS), for approximately $2.9 billion. AMS brings Endo scale in its device and services business segment, and the combination of AMS with Endo’s existing platform will provide additional cost-effective solutions across the entire urology spectrum. It is expected that the combined company will deliver more comprehensive healthcare solutions across its diversified business in branded pharmaceuticals, generics, and devices and services in key therapeutic areas including pain and urology.

Pricing of Private Offering of Senior Notes and 2011 Credit Facility

On June 3, 2011, Endo Pharmaceuticals announced that it priced $500 million aggregate principal amount of 7% senior unsecured notes due 2019 at an issue price of par and $400 million aggregate principal amount 7 1/4% senior unsecured notes due 2022 at an issue price of par (collectively, the “notes”) in connection with the previously announced private offering.

On June 17, 2011, we established a $1.5 billion, five-year senior secured term loan facility (the Term Loan A Facility) and a $700 million, seven-year senior secured term loan facility (the Term Loan B Facility).

The net proceeds of the notes offerings, together with cash on hand and borrowings under Endo’s new credit facility, were used to finance Endo’s acquisition of AMS, refinance Endo’s existing credit facility and existing AMS indebtedness, as well as pay related fees and expenses.

Approval of Generic Products

On May 18, 2011, we received approval from the FDA for dexamethasone elixir, USP, 0.5mg/ 5 mL and Orsythia™ Tablets (levonorgestrel and ethinyl estradiol tablets, USP, 0.1 mg/0.02 mg). On June 3, 2011 we received approval from the FDA for telmisartan/HCTZ tablets.

Conference Call Information

Endo will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m. ET. Investors and other interested parties may call 866-203-2528 (domestic) or 617-213-8847 (international) and enter passcode 76257989. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from August 9 at 12:00 p.m. ET until 12:30 p.m. ET on August 23, 2011 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 82161745.

A simultaneous webcast of the call may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 p.m. ET on August 23, 2011. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the three months ended June 30, 2011 and June 30, 2010 (in thousands, except per share data):

Three Months Ended June 30, 2011 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$607,611	$—		$607,611

COSTS AND EXPENSES:
Cost of revenues	236,697	(52,018	)(1)	184,679
Selling, general and administrative	178,133	(954	)(2)	177,179
Research and development	40,840	(4,990	)(3)	35,850
Acquisition-related items	17,626	(17,626	)(4)	—

OPERATING INCOME	$134,315	$75,588		$209,903

INTEREST EXPENSE, NET	25,560	(4,719	)(5)	20,841
LOSS ON EXTINGUISHMENT OF DEBT, NET	8,548	(8,548	)(6)	—
OTHER INCOME, NET	(125)	—		(125)

INCOME BEFORE INCOME TAXES	$100,332	$88,855		$189,187

INCOME TAXES	32,780	14,738	(7)	47,518

CONSOLIDATED NET INCOME	$67,552	$74,117		$141,669

Less: Net income attributable to noncontrolling interests	(12,969)	—		(12,969)

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$54,583	74,117		$128,700

DILUTED EARNINGS PER SHARE	$0.44			$1.05
DILUTED WEIGHTED AVERAGE SHARES	122,686			122,686

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $40,023, the impact of inventory step-up recorded as part of acquisition accounting of $2,995, and milestone payments to partners of $9,000.
(2)	To exclude certain start-up costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $533 and amortization of customer relationships of $421.
(3)	To exclude milestone and upfront payments to partners.
(4)	To exclude acquisition-related costs of $24,171 and a gain of $6,545 recorded to reflect the change in fair value of the contingent consideration associated with the Indevus and Qualitest acquisitions.
(5)	To exclude additional interest expense as a result of adopting ASC 470-20.
(6)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon the early termination of our 2010 Credit Facility.
(7)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Three Months Ended June 30, 2010 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$396,524	$—		$396,524

COSTS AND EXPENSES:
Cost of revenues	107,216	(17,135	)(1)	90,081
Selling, general and administrative	133,251	(4,006	)(2)	129,245
Research and development	44,656	(15,911	)(3)	28,745
Impairment of other intangible assets	13,000	(13,000	)(4)	—
Acquisition-related items	4,796	(4,796	)(5)	—

OPERATING INCOME	$93,605	$54,848		$148,453

INTEREST EXPENSE, NET	9,984	(4,212	)(6)	5,772
OTHER EXPENSE, NET	(201)	(35	)(7)	(236)

INCOME BEFORE INCOME TAXES	$83,822	$59,095		$142,917

INCOME TAXES	32,362	15,856	(8)	48,218

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$51,460	$43,239		$94,699

DILUTED EARNINGS PER SHARE	$0.44			$0.81
DILUTED WEIGHTED AVERAGE SHARES	116,660			116,660

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products.
(2)	To exclude certain costs incurred with connection with continued efforts to enhance the Company’s operations.
(3)	To exclude milestone and upfront payments to partners.
(4)	To exclude an impairment of other intangible assets.
(5)	To exclude acquisition-related costs of $4,566 as well as the impact, under purchasing accounting, of a loss recorded to reflect the change in the company’s current estimate of fair value, in accordance with GAAP, of the contingent consideration associated with the Indevus acquisition of $230.
(6)	To exclude additional interest expense as a result of adopting ASC 470-20 of $4,306 and to exclude amortization of the premium on debt acquired from Indevus of ($94).
(7)	To exclude changes in fair value of financial instruments, net.
(8)	To reflect the cash tax savings resulting from the Indevus acquisition and the tax effect of the pre-tax adjustments above at applicable tax rates.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the six months ended June 30, 2011 and June 30, 2010 (in thousands, except per share data):

Six Months Ended June 30, 2011 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$1,167,637	$—		$1,167,637

COSTS AND EXPENSES:
Cost of revenues	468,255	(103,015	)(1)	365,240
Selling, general and administrative	337,519	(4,416	)(2)	333,103
Research and development	82,970	(15,991	)(3)	66,979
Acquisition-related items	23,699	(23,699	)(4)	—

OPERATING INCOME	$255,194	$147,121		$402,315

INTEREST EXPENSE, NET	44,350	(9,260	)(5)	35,090
LOSS ON EXTINGUISHMENT OF DEBT, NET	8,548	(8,548	)(6)	—
OTHER EXPENSE, NET	223	—		223

INCOME BEFORE INCOME TAXES	$202,073	$164,929		$367,002

INCOME TAXES	66,226	26,421	(7)	92,647

CONSOLIDATED NET INCOME	$135,847	$138,508		$274,355

Less: Net income attributable to noncontrolling interests	(25,477)	—		(25,477)

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$110,370	138,508		$248,878

DILUTED EARNINGS PER SHARE	$0.91			$2.04
DILUTED WEIGHTED AVERAGE SHARES	121,724			121,724

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $77,234, the impact of inventory step-up recorded as part of acquisition accounting of $16,781, and milestone payments to partners of $9,000.
(2)	To exclude certain start-up costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $3,995 and amortization of customer relationships of $421.
(3)	To exclude milestone and upfront payments to partners.
(4)	To exclude acquisition-related costs of $30,929 and a gain of $7,230 recorded to reflect the change in fair value of the contingent consideration associated with the Indevus and Qualitest acquisitions.
(5)	To exclude additional interest expense as a result of adopting ASC 470-20.
(6)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon the early termination of our 2010 Credit Facility.
(7)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Six Months Ended June 30, 2010 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$760,936	$—		$760,936

COSTS AND EXPENSES:
Cost of revenues	201,289	(34,352	)(1)	166,937
Selling, general and administrative	266,586	(9,008	)(2)	257,578
Research and development	73,824	(19,403	)(3)	54,421
Impairment of other intangible assets	13,000	(13,000	)(4)	—
Acquisition-related items	6,325	(6,325	)(5)	—

OPERATING INCOME	$199,912	$82,088		$282,000

INTEREST EXPENSE, NET	19,788	(8,262	)(6)	11,526
OTHER INCOME, NET	(420)	(239	)(7)	(659)

INCOME BEFORE INCOME TAXES	$180,544	$90,589		$271,133

INCOME TAXES	68,729	20,523	(8)	89,252

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$111,815	$70,066		$181,881

DILUTED EARNINGS PER SHARE	$0.95			$1.55
DILUTED WEIGHTED AVERAGE SHARES	117,346			117,346

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products.
(2)	To exclude certain costs incurred with connection with continued efforts to enhance the Company’s operations.
(3)	To exclude milestone-like payment and milestone and upfront payments to partners of $18,891 and certain costs incurred in connection with continued efforts to enhance the cost structure of the company of $512.
(4)	To exclude an impairment of other intangible assets.
(5)	To exclude Indevus related costs of $5,205 as well as the impact, under purchasing accounting, of a loss recorded to reflect the change in the company’s current estimate of fair value, in accordance with GAAP, of the contingent consideration associated with the Indevus acquisition of $1,120.
(6)	To exclude additional interest expense as a result of adopting ASC 470-20 of $8,450 and to exclude amortization of the premium on debt acquired from Indevus of ($188).
(7)	To exclude changes in fair value of financial instruments, net.
(8)	To reflect the cash tax savings resulting from the Indevus acquisition and the tax effect of the pre-tax adjustments above at applicable tax rates.

For an explanation of Endo’s reasons for using non-GAAP measures, see Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted

Earnings Per Share Guidance for 2011

	Year Ending
	December 31, 2011

Projected GAAP diluted income per common share	$2.22	To	$2.32
Upfront and milestone-related payments to partners	$0.27		$0.27
Amortization of commercial intangible assets and inventory step-up	$1.94		$1.94
Acquisition and integration costs related to recent acquisitions.	$0.40		$0.40
Interest expense adjustment for ASC 470-20 and the amortization of the premium on debt acquired from Indevus	$0.16		$0.16
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of recent acquisitions	($0.44)		($0.44)
Diluted adjusted income per common share guidance	$4.55	To	$4.65

The company’s guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of August 9, 2011.

About Endo

Endo Pharmaceuticals is a U.S.-based, specialty healthcare solutions company with a diversified business model, operating in three key business segments – branded pharmaceuticals, generics and devices and services. We deliver an innovative suite of complementary products and services to meet the needs of patients in areas such as pain management, pelvic health, urology, endocrinology and oncology. For more information about Endo Pharmaceuticals, and its wholly owned subsidiaries American Medical Systems, HealthTronics, Inc. and Qualitest Pharmaceuticals, please visit http://www.endo.com/.

(Tables Attached)

The following tables present Endo’s unaudited Net Revenues for the three and six months ended June 30, 2011 and 2010:

Endo Pharmaceuticals Holdings Inc.

Net Revenues (unaudited)

(in thousands)

	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	Percent Growth	2011	2010	Percent Growth

Branded Pharmaceuticals

LIDODERM®	$195,840	$196,090	0%	$385,565	$378,697	2%
OPANA® ER	92,853	56,555	64%	177,468	106,321	67%
Voltaren® Gel	36,655	26,323	39%	67,953	46,685	46%
PERCOCET®	27,675	31,805	-13%	54,635	60,478	-10%
FROVA®	14,163	14,680	-4%	27,371	29,762	-8%
SUPPRELIN® LA	12,515	12,209	3%	23,737	22,796	4%
VANTAS®	2,054	4,960	-59%	5,599	9,349	-40%
VALSTAR™	5,124	4,016	28%	9,925	7,766	28%
FORTESTA™ Gel	2,028	—	NM	1,059	—	NM

Other Branded Products[1]	5,609	19,799	-72%	12,579	39,056	-68%
Royalty and Other Revenue	3,751	2,403	56%	7,890	6,466	22%

Total Branded Pharmaceuticals	$398,267	$368,840	8%	$773,781	$707,376	9%

Total Generics	$133,047	$27,684	381%	$267,456	$53,560	399%

Device and Services
HealthTronics	$49,485	—	NM	$99,588	—	NM

AMS
Men’s Health	$9,768	$—	NM	$9,768	$—	NM
Women’s Health	7,787	—	NM	7,787	—	NM
BPH Therapy	9,257	—	NM	9,257	—	NM
Uterine Health[2]	—	—	NM	—	—	NM

Sub-total	$26,812	$—	NM	$26,812	$—	NM

Total Device and Services	$76,297	$—	NM	$126,400	$—	NM

Total Revenue	$607,611	$396,524	53%	$1,167,637	$760,936	53%

[1]	To conform to current year presentation, net sales from our non-time released formulation of Opana® have been reclassified and are now included within other branded product results.
[2]

The uterine health product line, Her Option® was sold in February 2010. Revenues for 2010 consist of end-customer revenue earned prior to the date of sale, in addition to revenue earned as part of the product supply agreement with CooperSurgical, Inc., which continued through the fourth quarter of 2010.

The following table presents Endo’s unaudited Net Pro forma Revenues for the six quarters ended June 30, 2011 giving effect to the AMS acquisition, the Qualitest acquisition, the Penwest acquisition and the Healthtronics, Inc. acquisition as if they had occurred on Jannuary 1, 2010:

Endo Pharmaceuticals Holdings Inc.

Net Pro Forma Revenues (unaudited)

(in thousands)

	2010				2011
	Q1	Q2	Q3	Q4	Q1	Q2
Branded Pharmaceuticals

LIDODERM®	$182,607	$196,090	$196,263	$207,649	$189,725	$195,840
OPANA® ER	49,765	56,555	58,810	74,735	84,615	92,853
Voltaren® Gel	20,362	26,323	26,947	31,309	31,298	36,655
PERCOCET®	28,673	31,805	29,950	30,919	26,960	27,675
FROVA®	15,082	14,680	14,136	15,401	13,208	14,163
SUPPRELIN® LA	10,587	12,209	11,018	13,096	11,222	12,515
VANTAS®	4,389	4,960	3,640	4,001	3,545	2,054
VALSTAR™	3,749	4,016	1,598	4,757	4,801	5,124
FORTESTA™ Gel	—	—	—	—	(969)	2,028

Other Branded Products[1]	19,259	19,799	19,471	10,069	6,970	5,609
Royalty and Other Revenue	5,911	3,647	4,101	3,325	4,139	3,751

Total Branded Pharmaceuticals	$340,384	$370,084	$365,934	$395,261	$375,596	$398,267
Total Generics	$105,809	$112,075	$126,663	$122,791	$134,409	$133,047
Device and Services
HealthTronics	$48,389	$50,300	$51,686	$50,458	$50,103	$49,485
AMS
Men’s Health	$64,480	$61,361	$55,177	$65,221	$67,407	$47,790
Women’s Health	42,748	44,491	41,192	48,816	45,325	46,689
BPH Therapy	25,911	29,176	26,890	32,615	28,054	29,784
Uterine Health[2]	1,787	1,340	770	341	—	—

Sub-total	$134,926	$136,368	$124,029	$146,993	$140,786	$124,263

Total Device and Services	$183,315	$186,668	$175,715	$197,451	$190,889	$173,748

Total Revenue	$629,508	$668,827	$668,312	$715,503	$700,894	$705,062

[1]	To conform to current year presentation, net sales from our non-time released formulation of Opana® have been reclassified and are now included within other branded product results.
[2]

The uterine health product line, Her Option® was sold in February 2010. Revenues for 2010 consist of end-customer revenue earned prior to the date of sale, in addition to revenue earned as part of the product supply agreement with CooperSurgical, Inc., which continued through the fourth quarter of 2010.

The following table presents unaudited condensed consolidated Balance Sheet data at June 30, 2011 and December 31, 2010:

	June 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$621,869	$466,214
Marketable securities	71,003	—
Accounts receivable, net	654,056	547,807
Inventories, net	303,658	178,805
Other assets	243,048	166,708

Total current assets	$1,893,634	$1,359,534
PROPERTY, PLANT AND EQUIPMENT, NET	271,833	215,295
GOODWILL	2,474,669	715,005
OTHER INTANGIBLES, NET	2,837,928	1,531,760
OTHER ASSETS	164,758	90,795

TOTAL ASSETS	$7,642,822	$3,912,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current liabilities	$1,439,264	$735,828

Total current liabilities	$1,439,264	$735,828
ACQUISITION-RELATED CONTINGENT CONSIDERATION	2,490	16,050
LONG-TERM DEBT, LESS CURRENT PORTION, NET	3,428,675	1,045,801
OTHER LIABILITIES	839,359	311,381

STOCKHOLDERS’ EQUITY:
Total Endo Pharmaceuticals Holdings Inc. stockholders’ equity	$1,872,156	1,741,591
Noncontrolling interests	60,878	61,738

Total stockholders’ equity	$1,933,034	1,803,329

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,642,822	$3,912,389

The following table presents unaudited condensed consolidated statement of cash flow data for the six months ended June 30, 2011 and 2010:

	Six Months Ended March 31,
	2011	2010
OPERATING ACTIVITIES:
Consolidated net income	$135,847	$111,815
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	97,739	42,955
Stock-based compensation	18,772	10,391
Amortization of debt issuance costs and premium / discount	14,345	11,564
Other	9,366	15,475
Changes in assets and liabilities which provided cash:	(61,756)	(15,844)

Net cash provided by operating activities	214,313	176,356

INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(23,905)	(6,166)
Acquisition, net of cash acquired	(2,342,556)	—
Other	(2,133)	160,951

Net cash provided by (used in) investing activities	(2,368,594)	154,785

FINANCING ACTIVITIES:
Proceeds from debt, net of principal payments	2,426,835	—
Deferred financing fees	(81,753)	—
Purchase of common stock	(34,701)	(50,064)
Other	(549)	2,732

Net cash used in financing activities	2,309,832	(47,332)

Effect of foreign exchange rate	104	—
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	155,655	283,809
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	466,214	708,462

CASH AND CASH EQUIVALENTS, END OF PERIOD	$621,869	$992,271

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For an explanation of Endo’s reasons for using non-GAAP measures, see Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

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